Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Hudson Acquisition I Corp. (the “Company”) on Form 10-Q, for the period ended June 30, 2025, as filed with the Securities and Exchange Commission, I, Pengfei Xie, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

October 17, 2025

/s/ Pengfei Xie
Pengfei Xie
Chief Financial Officer
(Principal Financial and Accounting Officer)